Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Stevanato Group S.p.A.:

1)
Registration Statement (Form S-8 No. 333-274398) pertaining to the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022,
2)
Registration Statement (Form F-3 No. 333-278107) and related Prospectus for the registration of Ordinary Shares, Debt Securities, Warrants and Units,
3)
Registration Statement (Form S-8 No. 333-279551) pertaining to the Performance Shares Plan 2023-2027, the Restricted Shares Plan 2023-2027 and other benefits as described therein,
4)
Post-Effective Amendment No. 1 to the Registration Statement No. 333-279551 on Form S-8, and
5)
Post-Effective Amendment No. 2 to the Registration Statement No. 333-279551 on Form S-8,

of our report dated March 2, 2023, with respect to the consolidated financial statements of Stevanato Group S.p.A. included in the Annual Report on Form 20-F of Stevanato Group S.p.A. for the year ended December 31, 2024.

/s/ EY S.p.A.

Treviso, Italy

March 6, 2025